                                                                    EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Durakon Industries, Inc. on Form S-8 (File No. 33-50146), of our report dated February 23, 1996, on our audits of the consolidated financial statements and financial statement schedule of Durakon Industries, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993 which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND, L.L.P.

Detroit, Michigan
March 28, 1996